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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   CHARTERED SEMICONDUCTOR MANUFACTURING LTD
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

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
         Republic of Singapore                                 NOT APPLICABLE
----------------------------------------                     -------------------
(State of Incorporation or Organization)                     (I.R.S. Employer
                                                             Identification No.)

60 Woodlands Industrial Park D, Street 2, Singapore                 738406
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     (Address of Principal Executive Offices)                     (Zip Code)
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box. [X]

Securities to be Registered Pursuant to Section 12(b) of the Act:

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          Title of Each Class           Name of Each Exchange on Which
          to be so Registered           Each Class is to be Registered
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
                 None                                None
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Securities to be Registered Pursuant to Section 12(g) of the Act:

                  Ordinary Shares par value S$0.26 per share*
                   ------------------------------------------
                                (Title of Class)

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* American Depositary Shares representing the Ordinary Shares are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly are exempt from registration under Section 12(g) of the Securities and Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Descriptions of the Ordinary Shares and American Depositary Shares to be registered hereunder are contained in the sections entitled "Description of Ordinary Shares", "Description of American Depositary Shares" and "Taxation" in the prospectus included in the Registrant's Registration Statement on Form F-1 (Registration No. 333-88397), as amended, originally filed with the Securities and Exchange Commission (the "Commission") on October 4, 1999 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

ITEM 2. EXHIBITS.

     The documents listed below are filed as exhibits to this Registration
Statement:

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
     Exhibit No.
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

      3 Memorandum and New Articles of Association of the Registrant (incorporated by reference to Exhibit 3 to Registrant's Registration Statement on Form F-1
                    (No. 333-88397))

      4.1 Form of Deposit Agreement by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt) (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form F-6 filed by Citibank, N.A. on October 8, 1999 (Registration No. 333-88623))

      4.2 Specimen certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form F-1 (No. 333-88397))

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: October 26, 1999                        CHARTERED SEMICONDUCTOR
                                              MANUFACTURING LTD

                                              By: /s/ CHIA SONG HWEE
                                                  ------------------------------
                                                  Name:  Chia Song Hwee
                                                  Title: Chief Financial Officer

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                                 EXHIBIT INDEX

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

   EXHIBIT NO.
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

      3 Memorandum and New Articles of Association of the Registrant (incorporated by reference to Exhibit 3 to Registrant's Registration Statement on Form F-1 (No. 333-88397))

      4.1 Form of Deposit Agreement by and among the Registrant, Citibank, N.A. and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder (including as an exhibit, the form of American Depositary Receipt) (incorporated herein by reference to Exhibit 4.1 of the Registration Statement on Form F-6 filed by Citibank, N.A. on October 8, 1999 (Registration No. 333-88623))

      4.2 Specimen certificate for Ordinary Shares (incorporated by reference to Exhibit 4.2 to Registrant's Registration Statement on Form F-1 (No. 333-88397))

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